Exhibit 10.35.1
AMENDMENT ONE TO EMPLOYMENT LETTER
THIS AMENDMENT ONE TO EMPLOYMENT LETTER (“Amendment”) is made as of the 16th day of March, 2010, by and between A.C. Moore Arts & Crafts, Inc., a Pennsylvania corporation (the “Company”), and David Abelman (“Executive”).
WHEREAS, the Company and Executive have entered into an Employment Letter dated as of May 7, 2009 (the “Employment Letter”); and
WHEREAS, the Company and Executive desire to amend the Employment Letter on the terms and conditions hereinafter set forth.
NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
1. All defined terms used herein and not separately defined shall have the meanings ascribed to them in the Employment Letter.
2. Under paragraphs 9(d), (e) and (f) of the Employment Letter, Executive is entitled to receive (i) the arrangement and payment for the services of a moving firm in accordance with the Company’s relocation policy for a relocation that takes place within 16 months of May 8, 2009, (the “reimbursement period”), (ii) closing costs in an amount not to exceed $3,000 for the purchase of a new house/residence within reimbursement period, and (iii) reimbursement of the commission costs on the sale of his house in Texas within the reimbursement period. This Amendment extends the reimbursement period until March 16, 2011. The foregoing benefits as extended pursuant to this Amendment shall be deemed “Relocation Benefits” as referred to in the Employment Letter.
3. Until the earlier of March 16, 2011 or such date on which Executive’s family has relocated to within 35 miles of the Company’s headquarters, the Company will pay Executive $5,000 per month, less applicable tax and withholdings, as temporary living and travel assistance.
4. This Amendment is the complete agreement and understanding between the Company and the Executive with respect to the subject matter hereof and supersedes all prior agreements and understandings between them, whether written or oral, with respect to said subject matter.
5. Except as modified hereby, the terms, conditions and provisions of the Employment Letter are hereby confirmed and ratified and control.
[Signature page follows on next page.]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment on the day and year first above written.

/s/ David Abelman
EXECUTIVE

A.C. MOORE ARTS & CRAFTS, INC.
By:	/s/ Rick A. Lepley
President and Chief Executive Officer

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